Exhibit 99.1

VINCE HOLDING CORP. REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS

Q4 Net Sales Increased 4.7% to $83.7M

Q4 Net Loss of $3.6M, includes $6M charge related to Saks reorganization; Q4 Adjusted EBITDA of $4.5M

FY2025 Net Sales Increased 2.2% to $300.0M

FY2025 Net Income of $6.4M; FY2025 Adjusted EBITDA of $15.1M

NEW YORK, New York – April 15, 2026 – Vince Holding Corp. (Nasdaq: VNCE) ("VNCE" or the "Company"), a global retail platform, today reported its financial results for the fourth quarter and fiscal year ended January 31, 2026.

Brendan Hoffman, Chief Executive Officer of VNCE said, "I am incredibly proud of the strong operating results we delivered in the fourth quarter reflecting the powerful momentum we built throughout fiscal 2025. Our team executed across all areas of the business, delivering nearly 5% sales growth with profitability exceeding the high end of our guidance ranges. The strength we saw in our direct-to-consumer business, with approximately 10% growth, demonstrates the power of our strategic initiatives as well as the quality of our product offering which continues to resonate with customers."

Mr. Hoffman continued, "Our teams have done a tremendous job navigating the current environment while advancing key initiatives - from expanding our e-commerce capabilities and drop-ship program to scaling our men's business and driving a full-price store business. The momentum we built throughout fiscal 2025 has carried seamlessly into the new year. We enter fiscal 2026 operating from a position of strength with a clear roadmap for profitable growth ahead."

In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles ("GAAP") as well as on an "adjusted" basis. Adjusted results presented in this press release are non-GAAP financial measures. See "Non-GAAP Financial Measures" below for more information about the Company's use of non-GAAP financial measures and Exhibit 3 and Exhibit 4 to this press release for reconciliations of GAAP measures to such non-GAAP measures.

For the fourth quarter ended January 31, 2026:

•
Total Company net sales increased 4.7% to $83.7 million compared to $80.0 million in the fourth quarter of fiscal 2024. The year-over-year increase was driven by a 10.4% increase in the direct-to-consumer segment which offset a 1.2% decline in the wholesale segment.
•
Gross profit was $41.1 million, or 49.1% of net sales, compared to gross profit of $40.1 million, or 50.1% of net sales, in the fourth quarter of fiscal 2024. The decrease in gross margin rate was primarily driven by approximately 300 basis points due to the unfavorable impact of tariffs, 160 basis points due to higher promotional activity, and approximately 125 basis points due to increased freight costs, partially offset by a favorable impact of approximately 380 basis points primarily due to higher pricing.
•
Selling, general, and administrative expenses were $44.0 million, or 52.6% of sales, compared to $37.8 million, or 47.2% of sales, in the fourth quarter of fiscal 2024. The increase in SG&A dollars was primarily driven by a $6.0 million bad debt expense related to the Saks reorganization.
•
Loss from operations was ($2.9) million compared to a loss from operations of ($29.7) million in the same period last year. The year over year decrease in loss from operations is primarily driven by $32.0 million non-cash goodwill impairment charge (the “Goodwill Impairment Charge”) recorded in the prior comparative quarter, offset by the bad debt expense of $6.0 million related to the Saks reorganization. For fiscal 2025, excluding the impact of the bad debt expense, adjusted income from operations* was $3.1 million. For the prior year, excluding the Goodwill Impairment Charge and the transaction expenses ("P180 Transaction Expenses") related to the acquisition of the Company’s majority stake by a wholly owned subsidiary of P180, Inc., adjusted income from operations* was $2.5 million.
•
Income tax provision was $0.5 million compared to an income tax benefit of $2.0 million in the same period last year. The year over year change is primarily driven by a tax benefit taken in the prior comparative quarter due to the reversal of the non-cash deferred tax liability associated with the goodwill impairment, which previously could not be used as a source of income to support the realization of certain deferred tax assets related to the Company's net operating losses.
•
Net loss was ($3.6) million or $(0.28) per share compared to a net loss of ($28.3) million or $(2.24) per share in the same period last year. Excluding the impact of bad debt expense in the fourth quarter of fiscal 2025, adjusted net income* for the period was $2.4 million or $0.18 per share. This compares to adjusted net income* in the prior year period of $0.8 million or $0.06 per share which excludes the Goodwill Impairment Charge and the transaction expenses previously defined.
•
Adjusted EBITDA* was $4.5 million compared to $5.4 million in the same period last year.
•
The Company ended the quarter with 55 company-operated Vince stores, a net decrease of 2 stores since the fourth quarter of fiscal 2024.

For the fiscal year ended January 31, 2026:

•
Total Company net sales increased 2.2% to $300.0 million compared to $293.5 million in fiscal 2024. The year-over-year increase was driven by a 4.8% increase in the direct-to-consumer segment and a 0.2% increase in the wholesale segment.
•
Gross profit was $149.1 million, or 49.7% of net sales, compared to gross profit of $145.2 million, or 49.5% of net sales, in fiscal 2024. The increase in gross margin rate was driven by approximately 340 basis points related to higher pricing and 70 basis points due primarily to lower discounting. These increases were partially offset by approximately 250 basis points resulting from higher tariffs and 130 basis points due to the unfavorable impact of increased freight and distribution and handling costs.
•
Selling, general, and administrative expenses were $139.9 million, or 46.6% of sales, compared to $138.0 million, or 47.0% of sales, in fiscal 2024. The increase in SG&A dollars was primarily driven by $6.5 million of bad debt expense related to the Saks reorganization, increased marketing and advertising costs of approximately $1.9 million, and increased legal fees of approximately $1.4 million. These increased SG&A costs were partially offset by a decrease primarily driven by the receipt of payroll tax credit payments from the U.S. Department of the Treasury under the Employee Retention Credit program (the "ERC benefit"). The ERC benefit was approximately $7.2 million, of which $5.6 million related to the original payroll tax credit claims and was recorded in SG&A as an offset to compensation expenses, with the remaining $1.6 million of interest payments recorded as Other income. In addition, there was a decrease in professional fees.
•
Income from operations was $9.2 million compared to loss from operations of $17.2 million in the same period last year. Adjusted income from operations* in fiscal 2025 was $10.1 million compared to adjusted income from operations* of $7.3 million in the same period last year.
•
Income tax provision was $2.6 million. Our effective tax rate for fiscal 2025 and fiscal 2024 was 35.1% and 15.6%, respectively. The effective tax rate for fiscal 2025 differed from the U.S. statutory rate of 21% primarily due to state taxes and changes in our valuation allowance, partially offset by nontaxable ERC benefits. The tax provision in fiscal 2025 compares to an income tax benefit of $3.6 million in the same period last year.

•
Net income was $6.4 million or $0.49 per share compared to net loss of $19.0 million or $(1.51) per share in the same period last year. Adjusted net income* for fiscal 2025 was $5.8 million or $0.44 per share compared to adjusted net income* of $2.4 million or $0.19 per share in the same period last year.
•
Adjusted EBITDA* was $15.1 million compared to $14.0 million last year.

Fourth Quarter Review

•
Net sales increased 4.7% to $83.7 million as compared to the fourth quarter of fiscal 2024.
•
Wholesale segment sales decreased 1.2% to $38.7 million compared to the fourth quarter of fiscal 2024.
•
Direct-to-consumer segment sales increased 10.4% to $45.0 million compared to the fourth quarter of fiscal 2024.
•
Income from operations excluding unallocated corporate expenses was $10.8 million compared to income from operations of $16.7 million in the same period last year. The decline compared to the prior year period was primarily driven by a $6.0 million bad debt expense related to the Saks reorganization.

Net Sales and Operating Results by Segment:

	Three Months Ended		Fiscal Year
	January 31,	February 1,	January 31,	February 1,
(in thousands)	2026	2025	2026	2025
Net Sales:
Vince Wholesale	$38,673	$39,143	$165,740	$165,349
Vince Direct-to-consumer	45,034	40,807	134,267	128,103
Total net sales	$83,707	$79,950	$300,007	$293,452

Income (loss) from operations:
Vince Wholesale(1)	$5,601	$12,835	$50,490	$57,905
Vince Direct-to-consumer	5,191	3,818	5,779	2,970
Total segment income from operations	10,792	16,653	56,269	60,875
Other (2)	—	—	—	7,633
Subtotal	10,792	16,653	56,269	68,508
Unallocated corporate (3)	(13,702)	(46,324)	(47,031)	(85,684)
Total (loss) income from operations	$(2,910)	$(29,671)	$9,238	$(17,176)

(1) Vince Wholesale income from operations for fiscal 2025 includes an increase in allowance for doubtful accounts related to the Saks reorganization.

(2)Other relates to activity for Rebecca Taylor and Parker and for fiscal 2024 primarily consists of the gain recognized on the sale of Rebecca Taylor.

(3)Unallocated corporate expenses are related to the Vince brand and are comprised of selling, general and administrative expenses attributable to corporate and administrative activities (such as marketing, design, finance, information technology, legal and human resource departments), and other charges that are not directly attributable to the Company's Vince Wholesale and Vince Direct-to-consumer reportable segments. In addition, unallocated corporate expenses include the Employee Retention Credit benefit of $5,613 for the twelve months ended January 31, 2026, and goodwill impairment charge of $32 million for the three and twelve months ended February 1, 2025.

Balance Sheet

At the end of fiscal 2025, total borrowings under the Company's debt agreements totaled $19.5 million and the Company had $40.8 million of excess availability under its revolving credit facility.

Net inventory at the end of fiscal 2025 was $66.2 million compared to $59.1 million at the end of fiscal 2024. The year-over-year increase in inventory includes approximately $4.8 million of higher inventory carrying value due to tariffs.

During the year ended January 31, 2026, the Company issued and sold 578,041 shares of common stock under the Virtu At-the-Market offering for aggregate net proceeds of $2,023 at an average price of $3.57 per share. At January 31, 2026, $861 was available under Virtu At-the-Market Offering.

Outlook

For the first quarter of fiscal 2026 the Company expects the following:

•
Net sales to increase approximately 8.5% to 10.5% compared to the prior year period.
•
Adjusted operating loss as a percentage of net sales to be approximately (3.5)% to (4.5)%.
•
Adjusted EBITDA as a percentage of net sales to be approximately (1.5)% to (2.5)%.

For fiscal 2026 the Company expects the following:

•
Net sales to increase approximately 3% to 6% compared to the prior year.
•
Adjusted operating income as a percentage of net sales to be approximately 3.5% to 4%.
•
Adjusted EBITDA as a percentage of net sales to be approximately 5% to 5.5%.

Following the Supreme Court’s decision striking down certain tariffs imposed under the International Emergency Economic Powers Act, (“IEEPA”), the Company’s outlook assumes a 15 percent rate for applicable inventory receipts under Section 122 of the Trade Act of 1974. The Company’s outlook does not consider potential tariff refunds resulting from the Supreme Court’s decision on the IEEPA tariffs.

*Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to the financial results relating to the three and twelve months ended January 31, 2026 and February 1, 2025, adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization, share-based compensation, capitalized cloud computing amortization, goodwill impairment, P180 transaction expenses, bad debt expense related to the Saks reorganization ("Bad debt expense"), ERC benefit, and gain on sale of Rebecca Taylor, Inc. and its wholly owned subsidiary ("Gain on Sale of Subsidiary"). For the three and twelve months ended January 31, 2026 and February 1, 2025, the Company has provided adjusted income from operations, adjusted income before income taxes and equity in net income of equity method investment, adjusted provision (benefit) for income taxes, adjusted income before equity in net income of equity method investment, adjusted net income, and adjusted earnings per share, which are non-GAAP measures, in order to eliminate the effect of the Bad Debt Expense, ERC benefit, Discrete Tax Effect associated with ERC benefit, Gain on sale of Subsidiary, Impairment of Goodwill, the P180 Transaction Expenses, and the associated income tax impacts.

The Company believes that the presentation of these non-GAAP measures facilitates an understanding of the Company's continuing operations without the impact associated with the aforementioned items. While these types of events can and do recur periodically, they are excluded from the indicated financial information due to their impact on the comparability of earnings across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibit 3 and Exhibit 4 to this press release.

Conference Call

A conference call to discuss the fourth quarter results will be held today, April 15, 2026, at 8:30 a.m. ET, hosted by Vince Holding Corp. Chief Executive Officer, Brendan Hoffman, and Chief Financial Officer, Yuji Okumura. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (800) 715-9871, conference ID 8749496. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 12 months after the date of the event. Recordings may be accessed at http://investors.vince.com.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail platform that operates the Vince brand women's and men's ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates the Vince brand under a long-term license agreement with Authentic Brands Group, including 43 full-price retail stores, 12 outlet stores, and its e-commerce site, vince.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “Transformation Program & Fiscal 2024 Outlook” above as well as statements regarding, among other things, our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: changes to and unpredictability in the trade policies and tariffs imposed by the U.S. and the governments of other nations; general economic conditions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; restrictions on our operations under our credit facilities; our ability to improve our profitability; our ability to maintain our larger wholesale partners; our ability to accurately forecast customer demand for our products; our ability to maintain the license agreement relating to the Vince brand with ABG Vince; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to realize the benefits of our strategic initiatives; our ability to make lease payments when due; our ability to open retail stores under favorable lease terms and operate and maintain new and existing retail stores successfully; our operating experience and brand recognition in international markets; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; increased scrutiny regarding our approach to sustainability matters and environmental, social and governance practices; competition in the apparel and fashion industry; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; the protection and enforcement of intellectual property rights relating to the Vince brand; the extent of our foreign sourcing; our reliance on independent manufacturers; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; the ethical business and compliance practices of our independent manufacturers; our ability to mitigate system or data security issues, such as cyber or malware attacks, as well as other major system failures; our ability to adopt, optimize and improve our information technology systems, processes and functions; our ability to comply with privacy-related obligations; our status as a "controlled company"; our status as a "smaller reporting company"; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under "Item 1A—Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com

Vince Holding Corp. and Subsidiaries				Exhibit (1)
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands except percentages, share and per share data)

	Three Months Ended		Fiscal Year
	January 31,	February 1,	January 31,	February 1,
	2026	2025	2026	2025
Net Sales	$83,707	$79,950	$300,007	$293,452
Cost of products sold	42,572	39,873	150,864	148,273
Gross profit	41,135	40,077	149,143	145,179
as a % of net sales	49.1%	50.1%	49.7%	49.5%
Impairment of goodwill	—	31,973	—	31,973
Gain on sale of subsidiary	—	—	—	(7,634)
Selling, general and administrative expenses	44,045	37,775	139,905	138,016
as a % of net sales	52.6%	47.2%	46.6%	47.0%
(Loss) income from operations	(2,910)	(29,671)	9,238	(17,176)
as a % of net sales	(3.5)%	(37.1)%	3.1%	(5.9)%
Interest expense, net	748	1,585	3,426	6,569
Other (income)	—	(344)	(1,560)	(344)
(Loss) income before income taxes and equity in net income of equity method investment	(3,658)	(30,912)	7,372	(23,401)
Provision (benefit) for income taxes	524	(1,961)	2,584	(3,642)
(Loss) income before equity in net income of equity method investment	(4,182)	(28,951)	4,788	(19,759)
Equity in net income of equity method investment	577	606	1,590	712
Net (loss) income	$(3,605)	$(28,345)	$6,378	$(19,047)
Earnings per share:
Basic (loss) earnings per share	$(0.28)	$(2.24)	$0.49	$(1.51)
Diluted (loss) earnings per share	$(0.28)	$(2.24)	$0.49	$(1.51)
Weighted average shares outstanding:
Basic	13,038,556	12,636,277	12,978,284	12,579,588
Diluted	13,038,556	12,636,277	13,075,787	12,579,588

Vince Holding Corp. and Subsidiaries		Exhibit (2)
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	January 31,	February 1,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$498	$607
Trade receivables, net	30,482	32,927
Inventories, net	66,240	59,146
Prepaid expenses and other current assets	3,770	3,896
Total current assets	100,990	96,576
Property and equipment, net	7,939	7,378
Operating lease right-of-use assets	90,874	91,209
Equity method investment	21,451	23,464
Other assets	3,787	4,108
Total assets	$225,041	$222,735

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,921	$35,090
Accrued salaries and employee benefits	10,811	8,709
Other accrued expenses	14,800	13,722
Short-term lease liabilities	16,391	16,025
Total current liabilities	67,923	73,546
Long-term debt	19,462	19,156
Long-term lease liabilities	86,535	87,180
Deferred income tax liability and other liabilities	1,021	1,094
Stockholders' equity	50,100	41,759
Total liabilities and stockholders' equity	$225,041	$222,735

Vince Holding Corp. and Subsidiaries			Exhibit (3)
Reconciliation of GAAP to Non-GAAP measures
(Unaudited, amounts in thousands except share and per share amounts)

	For the Three Months Ended January 31, 2026
	As Reported (GAAP)	Bad Debt Expense	As Adjusted (Non-GAAP)

(Loss) income from operations	$(2,910)	$(6,000)	$3,090
Interest expense, net	748	—	748
(Loss) income before income taxes and equity in net income of equity method investment	(3,658)	(6,000)	2,342
Provision for income taxes	524	—	524
(Loss) income before equity in net income of equity method investment	(4,182)	(6,000)	1,818
Equity in net income of equity method investment	577	—	577
Net (loss) income	$(3,605)	$(6,000)	$2,395
(Loss) earnings per share (1)	$(0.28)	$(0.46)	$0.18

	For the Fiscal Year January 31, 2026
	As Reported (GAAP)	ERC Benefit	Discrete Tax Effect associated with ERC Benefit	Bad Debt Expense	As Adjusted (Non-GAAP)

Income from operations	$9,238	$5,613	$—	$(6,500)	$10,125
Interest expense, net	3,426	—	—	—	3,426
Other (income)	(1,560)	(1,560)	—	—	—
Income before income taxes and equity in net income of equity method investment	7,372	7,173	—	(6,500)	6,699
Provision for income taxes	2,584	—	58	—	2,526
Income before equity in net income of equity method investment	4,788	7,173	(58)	(6,500)	4,173
Equity in net income of equity method investment	1,590	—	—	—	1,590
Net income	$6,378	$7,173	$(58)	$(6,500)	$5,763
Earnings per share (1)	$0.49	$0.55	$—	$(0.50)	$0.44

Vince Holding Corp. and Subsidiaries					Exhibit (3)
Reconciliation of GAAP to Non-GAAP measures
(Unaudited, amounts in thousands except share and per share amounts)

	For the Three Months ended February 1, 2025
	As Reported (GAAP)	Goodwill Impairment Charge	P180 Transaction Expenses	Income Tax Effect (2)	As Adjusted (Non-GAAP)

(Loss) income from operations	$(29,671)	$(31,973)	$(155)	$—	$2,457
Interest expense, net	1,585	—	—	—	1,585
Other income	(344)	—	—	—	(344)
(Loss) income before income taxes and equity in net income of equity method investment	(30,912)	(31,973)	(155)	—	1,216
(Benefit) provision for income taxes	(1,961)	—	—	(3,006)	1,045
(Loss) income before equity in net income of equity method investment	(28,951)	(31,973)	(155)	3,006	171
Equity in net income of equity method investment	606	—	—	—	606
Net (loss) income	$(28,345)	$(31,973)	$(155)	$3,006	$777
(Loss) earnings per share (2)	$(2.24)	$(2.53)	$(0.01)	$0.24	$0.06

	For the Fiscal Year February 1, 2025
	As Reported (GAAP)	Gain on sale of Subsidiary	Goodwill Impairment Charge	P180 Transaction Expenses	Income tax effect (2)	As Adjusted (Non-GAAP)

(Loss) income from operations	$(17,176)	$7,634	$(31,973)	$(155)	$—	$7,318
Interest expense, net	6,569	—	—	—	—	6,569
Other (income)	(344)	—	—	—	—	(344)
(Loss) income before income taxes and equity in net income of equity method investment	(23,401)	7,634	(31,973)	(155)	—	1,093
Benefit for income taxes	(3,642)	—	—	—	(3,006)	(636)
(Loss) income before equity in net income of equity method investment	(19,759)	7,634	(31,973)	(155)	3,006	1,729
Equity in net income of equity method investment	712	—	—	—	—	712
Net (loss) income	$(19,047)	$7,634	$(31,973)	$(155)	$3,006	$2,441
(Loss) earnings per share (2)	$(1.51)	$0.61	$(2.54)	$(0.01)	$0.24	$0.19

(1) As reported and as adjusted for the three months ended January 31, 2026 is based on basic weighted-average shares outstanding of 13,038,556. As reported and as adjusted are based on basic weighted-average shares of 12,978,284 for the twelve months ended January 31, 2026.

(2) As reported and as adjusted for the three months ended February 1, 2025 are based on basic weighted-average shares outstanding of 12,636,277. For the twelve months ended February 1, 2025, as reported and as adjusted are based on basic weighted average shares outstanding of 12,579,588.

Vince Holding Corp. and Subsidiaries				Exhibit (4)
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year
	January 31,	February 1,	January 31,	February 1,
	2026	2025	2026	2025
Net (loss) income	$(3,605)	$(28,345)	$6,378	$(19,047)
Interest expense, net	748	1,585	3,426	6,569
Provision (benefit) for income taxes	524	(1,961)	2,584	(3,642)
Depreciation and amortization	669	940	2,908	4,006
Share-based compensation	93	1,031	426	1,588
Capitalized cloud computing amortization	24	10	59	12
Goodwill impairment	—	31,973	—	31,973
P180 Transaction Expenses	—	155	—	155
Bad debt expense	6,000	—	6,500	—
ERC benefit	—	—	(7,173)	—
Gain on sale of subsidiary	—	—	—	(7,634)
Adjusted EBITDA	$4,453	$5,388	$15,108	$13,980